UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  March 1, 2000

                         e-Net Financial.Com Corporation
             (Exact name of registrant as specified in its charter)

           Nevada                   0-24512              84-1273503
      (State or other
       jurisdiction               (Commission          (IRS Employer
      of incorporation            File Number)       Identification No.)

                         3200 Bristol Street, Suite 710
                    (Address of principal executive offices)

               Registrant's telephone number, including area code
                                 (714) 557-2222

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANT.
         -----------------------------------------------

On March 1, 2000 the Company informed Cacciamatta Accountancy Corporation, the Registrant's independent accountant since July 1999, that their services were no longer required. The Registrant's financial statements for the fiscal year ended April 30, 1999 prepared by Cacciamatta Accountancy Corporation, contained no adverse opinion or disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles.

On March 2, 2000 the Registrant engaged the accounting firm of McKennon, Wilson & Morgan as the independent public accountants to audit the Registrant's fiscal year ending April 30, 2000, as well as future financial statements, to replace the firm of Cacciamatta Accountancy Corporation, which was the principal independent accountant as reported in the Registrant's Form 10-KSB as filed with the Securities and Exchange Commission. This change in independent accountants was approved by the Board of Directors of the Registrant.

There were no disagreements within the last year and subsequent periods with Cacciamata Accountancy Corporation on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement (s) if not resolved to the satisfaction of Cacciamatta Accountancy Corporation, would have caused that firm to make reference in connection with its reports to the subject matter of the disagreement (s) or any reportable events.

The Registrant has requested that Cacciamatta Accountancy Corporation furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.

Item 7.  FINANCIAL STATEMENTS OR EXHIBITS.
         ---------------------------------

     a.   Financial Statements.

          None.

     b.   Exhibits.

          1. Letter form Cacciamatta Accountancy Corporation. (To be filed by amendment)


SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.


Date:  March 3, 2000                       e-Net Financial.Com Corporation


                                           /s/ MICHAEL ROTH
                                           -----------------------
                                           Michael Roth, President